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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2001

APAC CUSTOMER SERVICES, INC.
(Exact name of registrant as specified in charter)

Illinois (State or other jurisdiction of incorporation)	0-26786 (Commission file number)	36-2777140 (IRS Employer Identification No.)

Six Parkway North Center, Suite 400, Deerfield, IL 60015
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (847) 374-4980

NA
(Former name or former address, if changed since last report)

Item 5.  Other Events

    On May 1, 2001, the Board of Directors appointed its Chairman, Theodore G. Schwartz, to serve as the Company's Chairman and Chief Executive Officer. Peter M. Leger, who had been President and Chief Executive Officer of the Company and a member of the Board of Directors, resigned effective May 1, 2001. As a result of his resignation, Mr. Leger is no longer a member of the Board of Directors and is no longer a nominee for election to the Board of Directors at the 2001 Annual Meeting of Shareholders. The size of the Board of Directors has been reduced from seven directors to six directors in accordance with the Company's Bylaws.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2001	APAC CUSTOMER SERVICES, INC.
	By:	/s/ GARY S. HOLTER
	Name:	Gary S. Holter
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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  Item 5. Other Events
Signatures